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                                                                    EXHIBIT 10.1

                                   N2H2, INC.

                     HOWARD PHILIP WELT EMPLOYMENT AGREEMENT


         This Agreement is made by and between N2H2, Inc. (the "Company"), and Howard Philip Welt ("Executive") as of May 18, 2003 (the "Effective Date").

1.       DUTIES AND SCOPE OF EMPLOYMENT.

         a. POSITIONS AND DUTIES. Executive will continue to serve as President and Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). Executive will report to the Board and all other Company employees will report to Executive.

         b. BOARD MEMBERSHIP. Executive will continue to serve as a member of the Board, subject to any required Board and/or stockholder approval.

         c. OBLIGATIONS. During the Employment Term (as defined below), Executive will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors (but in all cases subject to Section 11).

2.       TERM.

         a. Executive and the Company agree that Executive's employment with the Company under this Agreement shall be for a period of twelve (12) months commencing on the Effective Date, unless earlier terminated in accordance with this Agreement or extended by mutual written agreement of the Company and Executive (the "Employment Term") (it being understood that nothing in the paragraph shall obligate the Company or Executive to continue the Employment Term beyond twelve (12) months). Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon sixty (60) days advance written notice to the other party, with or without good cause or for any or no cause, at the option of either the Company or Executive.

3.       EXECUTIVE BENEFITS.

         a. During the Employment Term, Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans that are applicable to other senior executives of the Company, as such plans and terms may exist from time to time.


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         b.       Executive shall, during the Employment Term, accrue five weeks of vacation leave per year, commencing on the effective date of this Agreement.

         c. Company shall, during the Employment Term, pay for Executive's parking and health club membership.

4.       COMPENSATION.

         a. BASE SALARY. During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $175,000. Executive's salary shall be paid in bi-monthly installments, consistent with the Company's customary payroll practices. The Compensation Committee of the Board (the "Committee") will reevaluate compensation arrangements from time to time and may adjust the Base Salary in accordance with its normal practices.

         b. BONUS. If Executive is employed by the Company on September 30, 2003, Executive shall be eligible to receive a cash bonus (the "2003 Bonus") of not more than $87,500 (such maximum, the "2003 Bonus Target"), pursuant to the Company's existing company-wide bonus program, [a copy of which is attached hereto as Exhibit A], with the amount of such bonus to be determined by the Committee in its sole discretion based on the Company's attainment of performance criteria for the Company determined by the Committee, including without limitation, whether the Company achieves its fiscal 2003 cashflow targets. The 2003 Bonus shall be paid within 60 days after September 30, 2003.

                  If Executive is employed by the Company on September 30, 2004 (whether as a result of the extension of the Employment Term under this Agreement or otherwise), Executive shall be eligible to receive a cash bonus (the "2004 Bonus") of up to $75,000 (such amount, the "2004 Bonus Target"). The 2004 Bonus shall be paid within 60 days after September 30, 2004. The Committee shall determine in its sole discretion the actual amount of the 2004 Bonus, substantially in accordance with the following standards:

                  (1) Executive shall be eligible to receive up to 80% of the 2004 Bonus Target based on the Company's attainment of performance criteria for the Company, with such criteria to be mutually agreed upon by the Committee and the Executive on or before September 30, 2003; and

                  (2) Executive shall be eligible to receive up to the remaining 20% of the 2004 Bonus Target based on Executive's attainment of individual performance criteria to be mutually agreed upon by the Committee and the Executive on or before September 30, 2003.

                  If Executive's employment with the Company is not extended by mutual written agreement of the Company and Executive beyond the expiration of the

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                  Employment Term, then Executive will be eligible to receive a prorated portion of the 2004 Bonus Target equal to the amount determined by multiplying (y) the quotient obtained by dividing the number of calendar days in the period from the first day of the 2004 fiscal year to the end of the Employment Term, May 17, 2004, by 365, by (z), the 2004 Bonus Target. The prorated 2004 Bonus Target will be paid to the extent Executive has achieved mutually agreed upon Company and individual performance criteria as measured through the end of the Employment Term. The Committee shall determine in its sole discretion the actual amount of the pro-rated 2004 Bonus, in accordance with the standards set forth in section b(1) and b(2). The prorated 2004 Bonus shall be paid within 60 days after end of Employment Term.

         c. STOCK OPTION. On May 18, 2003, subject to execution by Executive of the SOLA (as defined below), the Company will grant Executive an option (the "Option") to purchase up to 25,000 shares of the Company's common stock ("Shares") at an exercise price equal to Fair Market Value (as defined below) on the date of grant. The Option shall vest and become exercisable 8.333% per month beginning on June 18, 2003, with the result that 100% of the Shares subject to the Option shall be vested and exercisable on May 18, 2004. Executive and the Company shall enter into a stock option letter agreement, substantially in the form of the Company's standard form of such agreement (the "SOLA"), reflecting the terms of the Option described herein. For purposes of this Section 4(b), "Fair Market Value" shall mean the average of the high and low sales prices of the Company's common stock on the Over-the-Counter Bulletin Board.

5. EXPENSES. The Executive is authorized to incur reasonable expenses on behalf of the Company in the performance of his duties under this Agreement on a basis consistent with the Company's policies from time to time, including expenses for travel, business entertainment and other business activities. The Executive shall submit all claims for reimbursement of such expenses directly to the Company and the Company shall ensure that such expenses are reimbursed to the Executive within a reasonable time after submission by the Executive of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company may reasonably require.

6.       SEVERANCE.

         a. UNPAID SALARY AND BENEFITS. If Executive's employment with the Company is terminated for any reason (including the expiration of the Employment Term), Executive shall be entitled to receive unpaid annual base salary and benefits that have accrued but have not yet been paid for services already performed as of the date of termination.


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         b.       TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Company
                  terminates Executive's employment with the Company without "Cause" (as defined below) prior to the expiration of the Employment Term, or if Executive terminates his employment for Good Reason (as defined below) prior to the expiration of the Employment Term, then subject to Section 6(c), promptly following such termination of employment, Executive will be entitled to receive as severance: (i) the monthly salary and benefits set forth in Section 4(a) for a period of six months after such termination, and (ii) a cash bonus equal to the amount determined by multiplying (y) the quotient obtained by dividing the number of calendar days in the period from the first day of the fiscal year in which such termination occurs to the date of such termination, by 365, by (z) in the case of a termination prior to September 30, 2003 (a "2003 Termination"), the 2003 Bonus Target and, in the case of a termination after September 30, 2003 and before September 30, 2004 (a "2004 Termination"), the 2004 Bonus Target; provided, however, that such severance payments will be subject to all customary payroll deductions and shall be paid to Executive in accordance with the Company's usual payroll practices, as in effect at the time of termination. In addition, if the Company terminates Executive's employment with the Company without Cause prior to the expiration of the Employment Term, or if Executive terminates his employment for Good Reason prior to the expiration of the Employment Term, 100% of the remaining unvested Shares subject to the Option, shall immediately vest and become exerciseable.

         c. TERMINATION FOLLOWING CHANGE OF CONTROL. If Executive's employment is terminated for any reason other than for Cause, death or Disability (including by Executive, for any reason and including by reason of the expiration of the Employment
                  Term) within twelve (12) months after a "Change of Control" (as defined below) that occurs during the Employment Term, then notwithstanding Section 6(b) and in lieu of the payments and benefits described in any section above, Executive shall be paid a cash severance payment of $250,000, in twelve monthly installments beginning on the first day of the month immediately following termination. In addition, if within twelve (12) months after a Change of Control that occurs during the Employment Term, the Company terminates Executive's employment with the Company without Cause, or if Executive terminates his employment for Good Reason, then 100% of the Shares subject to the Option shall immediately vest and become exercisable.

         d. TERMINATION AS A RESULT OF DEATH OR DISABILITY. If Executive's employment with the Company is terminated as a result of his death or Disability during the Employment Term, Executive (or his personal representative) shall be entitled to receive all of the payments and benefits described in Sections 6(a) and 6(b).



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         e.       TERMINATION FOR CAUSE. For the avoidance of doubt, if at any time during the Employment Term or otherwise, the Company terminates Executive's employment with the Company for Cause, then Executive shall be entitled to receive the payments described in Section 6(a), but shall not be entitled to any other compensation or benefits from the Company, except to the extent provided under the applicable stock option agreement(s) between the Company and Executive, or as may be required by law.

         f. NO OTHER COMPENSATION OR SEVERANCE. Except as otherwise provided in this Section 6 or under any applicable stock option agreement(s) between the Company and Executive, Executive shall not be entitled to receive any payments or benefits under this Agreement in the event of termination of Executive's employment, whether such termination occurs before or after the expiration of the Employment Term.

         g. OTHER STOCK OPTION AGREEMENTS. Nothing in this Agreement shall be construed to amend or modify the terms of any applicable stock option agreement between the Company and the Executive entered into between the Company and Executive prior to the Effective Date.

         h.       DEFINITIONS.  For purposes of this Agreement:

                  "Cause" means a termination of Executive's employment by the Company due to (i) Executive's failure or refusal to perform his duties, responsibilities or obligations hereunder after at least twenty-one (21) days' prior written notice regarding any such failure or refusal; (ii) Executive's breach of any non-competition or confidentiality agreement with the Company;
                  (iii) the willful misappropriation of funds or property of the Company; (iv) use of alcohol or drugs which interferes with performance of Executive's obligations under this Agreement, continuing after thirty (30) days' prior written notice; (v) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; or (vi) the commission by Executive of any willful or intentional act in disregard of the interests of the Company which could be reasonably expected to materially injure the reputation, business or business relationships of the Company, provided, however, that a good faith mistake in the normal course of business shall not be considered "Cause" under this Section 6(g).

                  "Disability" or "Disabled" means Executive being unable to perform the principal functions of his duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six (6) months. Whether Executive is Disabled shall be determined by the Committee based on evidence provided by one or more medical experts selected by the Committee. Executive agrees to be seen by or consult with medical experts of the Committee's choosing;



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                  "Good Reason" means (i) a material reduction (without
                  Executive's consent) in his title, authority, status, or responsibilities, or (ii) a material breach by the Company of its obligations under this Agreement;

                  "Change of Control" means a merger, consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, or the sale, lease or exchange of all or substantially all of the Company's assets to any other corporation or entity (except a subsidiary or parent corporation).

7. INDEMNIFICATION. The Company shall (and is hereby obligated to) indemnify (including advance payment of expenses, which such expenses shall include, without limitation, attorneys' fees) the Executive for all actions taken by Executive as an officer of Company or the failure of Executive to take any action in each and every situation where the Company is obligated to make such indemnification pursuant to applicable law and the relevant portions of the Company's Articles of Incorporation and Bylaws. During the Employment Term, the Company, at its sole expense, shall maintain in effect director and officer liability insurance containing a liability coverage endorsement covering the Company's indemnification duty. Upon request, the Company shall furnish to the Executive a certificate of such insurance that shall bear an endorsement that the same shall not be canceled, non-renewed or materially reduced in coverage or limits by the Company, without thirty (30) days prior written notice to the Executive.

8. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

9. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four
         (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

         If to the Company:



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         N2H2, Inc
         900 Fourth Avenue, Suite 3600
         Seattle, WA  98164
         ATTN: Peter Nickerson, Chairman of the Board

         If to Executive:

         at the last residential address known by the Company.

10. SEVERABILITY AND MODIFICATION OF ANY UNENFORCEABLE COVENANT. It is the parties' intent that each of the covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties' intent that if any term, provision or condition of the covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties' intent that if a court should determine any of the covenants are unenforceable because of over breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

11. NON-COMPETITION AND NON-SOLICITATION. For a period beginning on the Effective Date (defined below) and ending twelve (12) months from the date when Executive ceases to be employed by the Company for any reason whatsoever, Executive, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will:

         a. Not engage, participate or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company at the time of Executive's termination, or products or services which the Company has under development or which are the subject of active planning at the time of Executive's termination; PROVIDED, HOWEVER, that Executive, may own as a passive investor, securities of any corporation which competes with the business of the Company so long as such securities do not, in the aggregate, constitute more than 2% of any class of outstanding securities of such corporations;

         b. Not attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with the Company or its resellers or distributors; and

         c. Not directly or indirectly solicit business from any of the Company's customers and users on behalf of any business that competes with the Company.

Notwithstanding the foregoing, this Section 11 shall not apply if this Agreement is breached by the Company.


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12.      NON-DISPARAGEMENT. Executive and the Company mutually covenant and agree that, during the Employment Term and for a period of twelve (12) months after the date of termination of Executive's employment with the Company, neither shall, directly or indirectly, disparage the other.

13. ENTIRE AGREEMENT. This Agreement, the stock option agreements entered into by the Company and Executive prior to the date hereof, and the SOLA, represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

14. ARBITRATION. In the event of any dispute arising out of or relating to this Agreement, the parties undertake to make every effort to reach an amicable settlement of their differences (including mediation if requested by a party). Failing such settlement, the dispute shall be referred to final and binding arbitration. It is understood and agreed between the parties hereto that any claim of any nature whatsoever arising out of or connected with Executive's employment with the Company, including but not limited to wrongful termination, breach of contract, defamation, and claims of discrimination (including age, disability, sex, religion, race, national origin, color, etc.) or harassment, whether under federal, state or local laws, common law or in equity, shall be decided by submission to final and binding arbitration. The arbitrator shall be a retired or former superior court or appellate court judge. This arbitration provision shall be governed by the Federal Arbitration Act. Any arbitration hereunder shall be conducted in Seattle, Washington in accordance with the Employment Arbitration Rules of the American Arbitration Association. Judgment shall be final upon the award rendered by the arbitrator and may be entered in any court having jurisdiction thereof. It is further understood and agreed between the parties hereto that actions seeking temporary injunctions are hereby excluded from arbitration and, therefore, may be sought in a court of appropriate jurisdiction without resort to arbitration, even though resolution of the underlying claim must be submitted to arbitration. Provided: This Section shall not govern any matter arising out of Executive's violation of the covenants contained in Section 11 of this Agreement, in which event the Company shall be entitled to seek injunctive or other equitable relief in any state or federal court located in King County, Washington, and the parties agree to submit to the jurisdiction of such court.

15. ATTORNEYS FEES. In the event of any dispute arising out of or involving this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees, and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and expenses associated with any such action in addition to any other relief to which such party may be entitled.

16. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may be changed or terminated only in writing (signed by Executive and the Company).



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17.      WITHHOLDING. The Company is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

18. GOVERNING LAW. This Agreement will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

19. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.



IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

EXECUTIVE:


/s/ Howard Philip Welt                                        Date:    5/16/03
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Howard Philip Welt


COMPANY:

N2H2, INC.


By: /s/ Mark Segale                                           Date:    5/15/03
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Name:   Mark A. Segale
        -------------------------------

Title:  Compensation Committee Chair
        -------------------------------